Exhibit 3.28

BYLAWS

OF

iARCHIVES, INC.

ARTICLE 1. OFFICES

Section 1.1. Business Offices. The principal office of iArchives, Inc. (the “Corporation”) shall be located at any place within the State of Utah, as designated in the Corporation’s Articles of Incorporation or the Corporation’s most recent annual report on file with the Utah Department of Commerce, Division of Corporations and Commercial Code (the “Division”) providing such information. The Corporation may have such other offices, either within or outside the State of Utah as the Board of Directors may designate or as the business of the Corporation may require from time to time. The Corporation shall maintain at its principal office a copy of those records specified in Section 2.14 of Article 2 of these Bylaws. (16-10a-102(24))*

Section 1.2. Registered Office. The registered office of the Corporation required by the Utah Revised Business Corporation Act shall be located within the State of Utah. The address of the registered office may be changed from time to time. (16-10a-501 and 16-10a-502)

ARTICLE 2. SHAREHOLDERS

Section 2.1. Annual Shareholder Meeting. An annual meeting of the shareholders shall be held each year on the date, at the time, and at the place, fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. (16-10a-701)

Section 2.2. Special Shareholder Meetings. Special meetings of the shareholders may be called, for any purposes described in the notice of the meeting, by the Board of Directors or the Chairman of the Board and shall be called by the Chairman of the Board at the request of the holder(s) of not less than one-tenth of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting. (16-10a-702)

Section 2.3. Place of Shareholder Meetings. The Board of Directors may designate any place, either within or outside the State of Utah, as the place for any annual meeting of the shareholders. The Board of Directors or the shareholder(s) authorized by these Bylaws to request a meeting, as the case may be, may designate any place, either within or

*	Citations in parentheses are to Utah Code Annotated. These citations are for reference only and shall not constitute a part of these bylaws.

outside the State of Utah, as the place for any special meeting of the shareholders called by such person or group. If no designation is made regarding the place of the meeting, the meeting shall be held at the principal office of the Corporation. (16-10a-701(2) and 16-10a-702(3))

Section 2.4. Notice of Shareholder Meeting.

(a) Required Notice. Written notice stating the place, day, and time of any annual or special shareholder meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the person or group calling the meeting, to each shareholder of record entitled to vote at such meeting, and to any other shareholder entitled by the Utah Revised Business Corporation Act or the Corporation’s Articles of Incorporation to receive notice of the meeting. Written notice shall be deemed to be effective when mailed.

(b) Notice Not Required. Notice shall not be required to be given to any shareholder to whom:

(1) A notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting during the period between the two consecutive annual meetings, have been mailed, addressed to the shareholder at the shareholder’s address as shown on the records of the Corporation, and have been returned undeliverable; or

(2) at least two payments, if sent by first class mail, of dividends or interest on securities during a twelve month period, have been mailed, addressed to the shareholder at the shareholder’s address as shown on the records of the Corporation, and have been returned undeliverable.

If a shareholder to whom notice is not required to be given delivers to the Corporation a written notice setting forth the shareholder’s current address, or if another address for the shareholder is otherwise made known to the Corporation, the requirement that notice be given to the shareholder is reinstated. (16-10a-103 and 16-10a-705)

(c) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place, if the new date, time, or place is announced at the meeting before adjournment. However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed (see Section 2.5 of these Bylaws), then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4 to shareholders of record who are entitled to vote at the meeting. (16-10a-705(4))

(d) Contents of Notice. Notice of any special meeting of the shareholders shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this paragraph (d) of Section 2.4, in the Articles of Incorporation, or in the Utah Revised Business Corporation Act, notice of an annual meeting of the shareholders need not include a description of the purpose or purposes for which the meeting is called. (16-10a-705(2), (3))

(e) Waiver of Notice of Meeting. Any shareholder may waive notice of a meeting by a writing signed by the shareholder which is delivered to the Corporation (either before or after the date and time stated in the notice as the date or time when any action will occur or has occurred) for inclusion in the minutes or filing with the Corporation’s records. (16-10a-706)

(f) Effect of Attendance at Meeting. A shareholder’s attendance at a meeting:

(1) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. (16-10a-706)

Section 2.5. Fixing of Record Date. For the purpose of determining the shareholders of any voting group entitled to notice of or to vote at any meeting of the shareholders, or the shareholders entitled to take action without a meeting or to demand a special meeting, or the shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of the shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action, requiring such determination of the shareholders, is to be taken. If no record date is so fixed by the Board of Directors, the record date shall be at the close of business on the following dates:

(a) Annual and Special Meetings. With respect to an annual meeting of the shareholders or any special meeting of the shareholders called by the Chairman of the Board, the Board of Directors or the shareholder(s) authorized by these Bylaws to request a meeting, the day before the first notice is delivered to shareholders. (16-10a-707(2))

(b) Meeting Demanded by Shareholders. With respect to a special shareholder meeting demanded by the shareholders pursuant to Section 2.2 of these Bylaws or the Utah Revised Business Corporation Act, the earliest date of any of the demands pursuant to which the meeting is called, or sixty (60) days prior to the date the first of the written demands is received by the Corporation, whichever is later. (16-10a-702(l)(b),(2))

(c) Action Without a Meeting. With respect to actions taken in writing without a meeting (pursuant to Section 2.11 of these Bylaws), the date the first shareholder delivers to the Corporation a signed written consent upon which the action is taken. (16-10a-704(6))

(d) Distributions. With respect to a distribution to the shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution. (16-10a-640(2))

(e) Share Dividend. With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend. (16-10a-623(3))

When a determination of the shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. (16-10a-707)

Section 2.6. Shareholder List. The Secretary shall make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order within each series, with the address of and the number of shares held by each. If voting groups exist (see Section 2.7 of these Bylaws), the list must be arranged by voting group, and within each voting group by series of shares. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting and any adjournments. The list shall be available at the Corporation’s principal office or at a place identified in the notice of the meeting in the city where the meeting is to be held. A shareholder, his or her agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 2.14 of these Bylaws, to inspect and copy the list during regular business hours and during the period it is available for inspection. The Corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time. (16-10a-720)

Section 2.7. Shareholder Quorum and Voting Requirements.

(a) Quorum. Unless the Articles of Incorporation, a Bylaw adopted by the shareholders pursuant to the Utah Revised Business Corporation Act, or the Utah Revised Business Corporation Act provides otherwise, a simple majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. (16-10a-725(l))

(b) Approval of Actions. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if a simple majority of the votes cast within the voting group favor the action, unless the Articles of Incorporation, a Bylaw adopted by the shareholders pursuant to the Utah Revised Business Corporation Act, or the Utah Revised Business Corporation Act requires a greater number of affirmative votes. (16-10a-725(3))

(c) Single Voting Group. If the Articles of Incorporation or the Utah Revised Business Corporation Act provides for voting by a single voting group on a matter, action on that matter is taken when approved by that voting group. (16-10-726(1))

(d) Voting Groups. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. (16-10a-725(l)) If the Articles of Incorporation or the Utah Revised Business Corporation Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when approved by each of those voting groups counted separately. One voting group may vote on a matter even though another voting group entitled to vote on the matter has not voted. (16-10a-726(2))

(e) Effect of Representation. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. (16-10a-725(2))

Section 2.8. Proxies. At all meetings of the shareholders, a shareholder may vote in person or by a proxy executed in any lawful manner. Such proxy shall be filed with the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. (16-10a-722)

Section 2.9. Voting of Shares.

(a) Votes per Share. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote, upon each matter submitted to a vote at a meeting of shareholders. (16-10a-721(1))

(b) Restriction on Shares Held by Controlled Corporation. Except as provided by specific court order, no shares of the Corporation held by another corporation, if a simple majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting of the Corporation or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. However, the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity is not hereby limited. (16-10a-721(2), (3))

(c) Redeemable Shares. Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares. (16-10a-721(4))

Section 2.10. Corporation’s Acceptance of Votes.

(a) Corresponding Name. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder. (16-10a-724(1))

(b) Name does not Correspond. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder if:

(1) The shareholder is an entity as defined in the Utah Revised Business Corporation Act and the name signed purports to be that of an officer or agent of the entity;

(2) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(5) two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the cotenants or fiduciaries and the person signing appears to be acting on behalf of all the cotenants or fiduciaries; or

(6) the acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with the provisions of this Section 2.10. (16-10a-724(2))

(c) Shares owned by Two or More Persons. If shares of the Corporation are registered in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and furnished with a copy of the instrument creating the relationship, their acts with respect to voting shall have the following effect:

(1) If only one votes, the act binds all;

(2) if more than one vote, the act of the simple majority so voting binds all;

(3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately; and

(4) if the instrument so filed or the registration of the shares shows that any tenancy is held in unequal interests, a majority or even split for the purpose of this Section 2.10 shall be a majority or even split in interest. (16-10a-724(3))

(d) Rejection. The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder. (16-10a-724(4))

(e) No Liability. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of this Section 2.10 are not liable in damages to the shareholder for the consequences of the acceptance or rejection. (16-10a-724(5))

(f) Validity. Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment, or proxy appointment revocation under this Section 2.10 is valid unless a court of competent jurisdiction determines otherwise. (16-10a-724(6))

Section 2.11. Informal Action by Shareholders.

(a) Written Consent. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. (16-10a-704(l))

(b) Notice Requirements. Unless written consents of all shareholders entitled to vote have been obtained, the Corporation shall give notice of any shareholder approval without a meeting at least ten (10) days before the consummation of the action authorized by the approval to:

(1) Those shareholders entitled to vote who have not consented in writing; and

(2) those shareholders not entitled to vote and to whom the Utah Revised Business Corporation Act requires notice be given.

Such notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. (16-10a-704(2))

(c) Revocation. Any shareholder giving a written consent, or the shareholders’ proxyholder, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholder, may revoke the consent by a signed writing describing the action and stating that the shareholder’s prior consent is revoked, if the writing is received by the Corporation prior to the effectiveness of the action. (16-10a-704(3))

(d) Effective Date. Action taken pursuant to this Section 2.11 is not effective unless all written consents on which the Corporation relies for the taking of action are received by the Corporation within a sixty (60) day period and are not revoked. Action thus taken is effective as of the date the last written consent necessary to effect the action is received by the Corporation, unless all the written consents necessary to effect the action specify a later date as the effective date of action. If the Corporation has received written consents signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. The writing may be received by the Corporation by electronically transmitted facsimile or other form of communication providing the Corporation with a complete copy thereof, including a copy of the signature. (16-10a-704(4))

(e) Election of Directors. Notwithstanding paragraph (a) of this Section 2.11, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. (16-10a-704(5))

(f) Effect of Action Without a Meeting. Action taken under this Section 2.11 has the same effect as action taken at a meeting of shareholders and may be so described in any document. (16-10a-704(7))

Section 2.12. Waiver of Notice. A shareholder may waive any notice required by the Utah Revised Business Corporation Act, the Corporation’s Articles of Incorporation or these Bylaws. Such a waiver may be made before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. Such a waiver must be in a writing signed by the shareholder and must be delivered to the Corporation for inclusion in the minutes of the relevant meeting of the shareholders or in the Corporation’s records. (16-10a-706(1))

Section 2.13. Voting for Directors. At each election of directors, unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, every shareholder entitled to vote at the election has the right to vote, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote. Unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, directors are elected by a plurality of the votes cast by the shares entitled to be voted in the election, at a meeting at which a quorum is present. (16-10a-728(1), (2))

Section 2.14. Rights of Shareholders to Inspect Corporate Records.

(a) Minutes and Accounting Records. The Corporation shall keep, as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by its shareholders or Board of Directors without a meeting, a record of all actions taken on behalf of the Corporation by a committee of the Board of Directors in place of the Board of Directors, and a record of all waivers of notices of meetings of its shareholders, meetings of the Board of Directors, or any meetings of committees of the Board of Directors. The Corporation shall maintain appropriate accounting records. (16-10a-1601(1), (2))

(b) Absolute Inspection Rights. If a shareholder gives the Corporation written notice of the shareholder’s demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy, a shareholder (or the shareholder’s agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

(1) The Corporation’s Articles of Incorporation currently in effect;

(2) the Corporation’s Bylaws currently in effect;

(3) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(4) all written communications within the past three years to shareholders as a group or to the holders of any series of shares as a group;

(5) a list of the names and business addresses of the Corporation’s current officers and directors;

(6) the Corporation’s most recent annual report delivered to the Division; and

(7) all financial statements prepared for periods ending during the last three years that a shareholder could request pursuant to Section 16-10a-1605 of the Utah Revised Business Corporation Act. (16-10a-1601(5) and 16-10a-1602(1))

(c) Conditional Inspection Rights. If a shareholder gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the shareholder wishes to inspect and copy, the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder’s purpose, the shareholder (or the shareholder’s agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

(1) Excerpts from:

(i) Minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting on behalf of the Corporation in place of the Board of Directors;

(ii) minutes of any meeting of the shareholders;

(iii) records of action taken by the shareholders without a meeting; and

(iv) waivers of notices of any meeting of the shareholders, of any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors;

(2) accounting records of the Corporation; and

(3) the record of the Corporation’s shareholders referred to in Section 16-10a-1601(3) of the Utah Revised Business Corporation Act. (16-10a-1602(2))

(d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to a shareholder. The charge may not exceed the estimated cost of production or reproduction of the records. (16-10a-1603)

(e) Shareholder Includes Beneficial Owner. For purposes of this Section 2.14, the term “shareholder” shall include a beneficial owner whose shares are held in a voting trust and any other beneficial owner who establishes beneficial ownership. (16-10a-1602(4)(b))

Section 2.15. Furnishing Financial Statements to a Shareholder. Upon the written request of any shareholder, the Corporation shall mail to the shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations. (16-10a-1605)

Section 2.16. Information Respecting Shares. Upon the written request of any shareholder, the Corporation, at its own expense, shall mail to the shareholder information respecting the designations, preferences, limitations, and relative rights applicable to each the shares, the variations determined for each series, and the authority of the Board of Directors to determine variations for any existing or future series. The Corporation may comply by mailing the shareholder a copy of its Articles of Incorporation containing such information. (16-10a-1606)

ARTICLE 3. BOARD OF DIRECTORS

Section 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in any agreement authorized by Section 16-10a-732 of the Utah Revised Business Corporation Act. (16-10a-801)

Section 3.2. Number, Tenure and Qualifications of Directors.

(a) Number. The number of directors of the Corporation shall be not less than one (1) nor more than fifteen (15). Within this range, the shareholders or the Board of Directors initially shall fix the number of directors of the Corporation. Thereafter, again within this range, the number of directors of the Corporation may be changed and re-established, from time to time, by the shareholders or the Board of Directors of the Corporation, but no decrease in the number of directors of the Corporation may shorten the term of any incumbent director. Alternatively, if the shareholders of the Corporation elect a new Board of Directors of the Corporation and the total number of directors elected are within the range set by this Section 3.2 but are more or less than the number of directors of the Corporation previously fixed by the shareholders or the Board of Directors of the Corporation, then such number of directors shall be deemed to be the fixed number of directors of the Corporation (until such time as the shareholders or Board of Directors of the Corporation change said number of directors by the methods described herein) even though such number has not been expressly fixed by resolution of the shareholders or the Board of Directors of the Corporation. (16-10a-803)

(b) Tenure. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if a director’s term expires, the director shall continue to serve until the director’s successor shall have been elected and qualified, or until there is a decrease in the number of directors. (16-10a-805)

(c) Qualifications. Directors need not be residents of the State of Utah or shareholders of the Corporation unless the Articles of Incorporation so prescribe. (16-10a-802)

Section 3.3. Regular Meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or outside the State of Utah, for the holding of regular meetings, which shall be held without other notice than such resolution. (16-10a-822(1))

Section 3.4. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, president, chief executive officer, chief operating officer or any director, who may fix any place, either within or outside the State of Utah, as the place for holding the meeting. (16-10a-820(1))

Section 3.5. Notice and Waiver of Notice of Special Director Meetings.

(a) Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two (2) days notice of the date, time, and place of the meeting. (16-10a-822(2)) Notice may be communicated in person, by telephone, by any form of electronic communication, or by mail or private carrier. (16-10a-103(2))

(b) Effective Date. Notice of any meeting of the Board of Directors shall be deemed to be effective at the earliest of the following: (1) When it is received; (2) five (5) days after it is mailed; or (3) the date shown on the return receipt if it is sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. (16-10a-103(5)).

(c) Waiver of Notice. A director may waive notice of any meeting. Except as provided in this Section 3.5, the waiver must be in writing and signed by the director entitled to the notice. The waiver shall be delivered to the Corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness. (16-10a-823(1))

(d) Effect of Attendance. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. (16-10a-823(2))

Section 3.6. Quorum of Directors. A simple majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Corporation’s Articles of Incorporation require a greater number. (16-10a-824(1)(b))

Section 3.7. Manner of Acting.

(a) Action by Majority. If a quorum is present when a vote is taken, the affirmative vote of a simple majority of the directors present is the act of the Board of Directors, unless the Corporation’s Articles of Incorporation or the Utah Revised Business Corporation Act requires the vote of a greater number of directors. (16-10a-824(3))

(b) Telephonic Meetings. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting. (16-10a-820(2))

(c) Effect of Presence at Meeting. A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have assented to the action taken, unless:

(1) The director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting;

(2) the director contemporaneously requests his or her dissent or abstention as to any specific action to be entered into the minutes of the meeting; or

(3) the director causes written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the Corporation promptly after adjournment of the meeting. (16-10a-824(4))

(d) Right of Dissent or Abstention. The right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken. (16-10a-824(5))

Section 3.8. Director Action By Written Consent. Unless the Articles of Incorporation or the Utah Revised Business Corporation Act provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to the action in writing. Action is taken by written consent at the time the last director signs a writing describing the action taken, unless, prior to that time, any director has revoked a consent by a writing signed by the director and received by the Secretary. Action taken by written consent is effective when the last director signs the consent, unless the Board of Directors establishes a different effective date. Action taken by written consent has the same effect as action taken at a meeting of directors and may be described as such in any document. (16-10a-821)

Section 3.9. Resignation of Directors. A director may resign at any time by giving a written notice of resignation to the Corporation. A resignation of a director is effective when the notice is received by the Corporation unless the notice specifies a later effective date. A director who resigns may deliver a statement of his or her resignation pursuant to Section 16-10a-1608 of the Utah Revised Business Corporation Act to the Division for filing. (16-10a-807)

Section 3.10. Removal of Directors. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause, unless the Articles of Incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. If cumulative voting is in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal. If cumulative voting is not in effect, a director may be removed only if the number of votes cast to remove the director equals a simple majority of all of the votes that may be cast by the shareholders of the Corporation. (16-10a-808)

Section 3.11. Board of Director Vacancies.

(a) Vacancies. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

(1) The shareholders may fill the vacancy;

(2) the Board of Directors may fill the vacancy; or

(3) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a simple majority of all the directors remaining in office. (16-10a-810(1))

(b) Rights of Voting Groups. Unless the Articles of Incorporation provide otherwise, if the vacant office was held by a director elected by a voting group of shareholders:

(1) If one or more directors were elected by the same voting group, only they are entitled to vote to fill the vacancy if it is filled by the directors; and

(2) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. (16-10a-810(2))

(c) Election of Director Prior to Vacancy. A vacancy that will occur at a specific later date, because of a resignation effective at a later date, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. (16-10a-810(3))

(d) Effect of Expiration of Term. If a director’s term expires, the director shall continue to serve until the director’s successor is elected and qualified or until there is a decrease in the number of directors. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. (16-10a-805(5))

Section 3.12. Director Compensation. Unless otherwise provided in the Articles of Incorporation, by resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.

Section 3.13. Director Committees. Committees of the Board of Directors may be established in accordance with Article 4 of these Bylaws.

Section 3.14. Director’s Rights to Inspect Corporate Records.

(a) Absolute Inspection Rights. If a director gives the Corporation written notice of the director’s demand at least five (5) business days before the date on which the director wishes to inspect and copy, the director (or the director’s agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

(1) The Corporation’s Articles of Incorporation currently in effect;

(2) the Corporation’s Bylaws currently in effect;

(3) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(4) all written communications within the past three years to shareholders as a group or to the holders of any series of shares as a group;

(5) a list of the names and business addresses of the Corporation’s current officers and directors;

(6) the Corporation’s most recent annual report delivered to the Division; and

(7) all financial statements prepared for periods ending during the last three years that a shareholder could request. (16-10a-1601(5) and 16-10a-1602(1))

(b) Conditional Inspection Rights. In addition, if a director gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the director wishes to inspect and copy, the director describes with reasonable particularity the director’s purpose and the records the director desires to inspect, and the records are directly connected with the director’s purpose, the director (or the director’s agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

(1) Excerpts from:

(i) Minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting on behalf of the Corporation in place of the Board of Directors;

(ii) minutes of any meeting of the shareholders;

(iii) records of action taken by the shareholders without a meeting; and

(iv) waivers of notices of any meeting of the shareholders, of any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors;

(2) accounting records of the Corporation; and

(3) the record of the Corporation’s shareholders referred to in Section 16-10a-1601(3) of the Utah Revised Business Corporation Act. (16-10a-1602(2))

(c) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to the director. The charge may not exceed the estimated cost of production or reproduction of the records. (16-10a-1603)

Section 3.15. General Standards of Conduct for Directors. The standards of conduct for the directors of the Corporation shall be as follows:

(a) Each director shall discharge his or her duties as a director, including duties as a member of a committee, (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (iii) in a manner the director reasonably believes to be in the best interests of the Corporation. The Board of Directors and shareholders of the Corporation understand that the members of the Board of Directors may have other business interests, activities and responsibilities that take a substantial portion of their time and attention. Accordingly, the members of the Board of Directors are required to devote to the business of the Corporation in fulfillment of their respective responsibilities as a director of the Corporation and/or an officer of the Corporation, as the case may be, only the time and attention that they shall unilaterally deem necessary in order to fulfill their responsibilities as a director and/or officer.

(b) In discharging his or her duties, a director is entitled to rely on information, opinions, reports, or statements including financial statements and other financial data, if prepared or presented by:

(1) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(2) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or

(3) a committee of the board of directors of which the director is not a member, if the director reasonably believes the committee merits confidence.

(c) A director is not acting in good faith if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by paragraph (b) of this Section 3.15 unwarranted.

(d) A director is not liable for any action taken, or any failure to take any action as a director, if the duties of the director have been performed in compliance with this Section 3.15. (16-10a-840)

(e) The standards of conduct set forth in this Section 3.15, or any breach of such standards, shall not affect the right or power of the Corporation to indemnify any individual pursuant to Article 6 of these Bylaws. (16-10a-840)

ARTICLE 4. EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 4.1. Creation of Committees. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create an Executive Committee and such other committees as it may deem appropriate and appoint members of the Board of Directors to serve on such committees. Each committee must have two (2) or more members. (16-10a-825(l))

Section 4.2. Approval of Committees and Members. The creation of a committee and appointment of members to it must be approved by the greater of:

(a) A simple majority of all the directors in office when the action is taken; or

(b) the number of directors required by the Articles of Incorporation to take such action, or if not specified in the Articles of Incorporation, the number required by Section 3.7 of these Bylaws to take action. (16-10a-825(2))

Section 4.3. Required Procedures. Sections 3.4 through 3.10 of these Bylaws, which govern procedures applicable to the Board of Directors, also apply to committees and their members. (16-10a-825(3))

Section 4.4. Authority. Unless limited by the Articles of Incorporation or the Utah Revised Business Corporation Act, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee. (16-10a-825(4))

Section 4.5. Authority of Executive Committee. The Executive Committee shall have and may exercise all powers of the Board of Directors with respect to the management of the business and affairs of the Corporation during the intervals between the meetings of the Board of Directors. Provided, however, the Executive Committee shall not have the power to fill vacancies on the Board of Directors or to amend these Bylaws.

Section 4.6. Compensation. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may provide for the payment of a fixed sum and/or expenses of attendance to any member of a committee for attendance at each meeting of such committee.

ARTICLE 5. OFFICERS

Section 5.1. Officers. The officers of the Corporation shall be a President and a Secretary, each of whom shall be appointed by the Board of Directors. The Board of Directors may appoint, but shall not be required to appoint, a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Credit Officer, a Treasurer and/or Chief Financial Officer and one or more Vice Presidents. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation. (16-10a-830)

Section 5.2. Appointment and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors for such term as is determined by the Board of Directors. If no term is specified, each officer shall hold office until the officer resigns, dies, is removed in the manner provided in Section 5.4 of these Bylaws, or until the first meeting of the directors held after the next annual meeting of the shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. If a vacancy shall occur in any office, or if a new office shall be created, the Board of Directors may appoint an officer or officers to fill such a vacancy or new office, and such appointment shall be for the term determined by the Board of Directors. Each officer shall hold office until his or her successor shall have been duly appointed. (16-10a-830)

The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors may remove the officer at any time prior to the end of such term. (16-10a-833)

Section 5.3. Resignation of Officers. Any officer may resign at any time by giving written notice of resignation to the Corporation. (16-10a-832(l))

Section 5.4. Removal of Officers. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights. (16-10a-832)

Section 5.5. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall have the following powers and duties:

(a) To be the senior officer of the Corporation and, in addition to the duties specified in this Section 5.5, to perform such duties as may be assigned to him or her by the Board of Directors;

(b) to preside at all meetings of the shareholders of the Corporation;

(c) to preside at all meetings of the Board of Directors; and

(d) to be a member of the Executive Committee, if any. (16-10a-831)

Section 5.6. President. The President, who may also be the Chief Executive Officer, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general, shall supervise and control all of the business and affairs of the Corporation. If a Chairman of the Board has not been appointed, or in the Chairman’s absence, the President, when present, shall preside at all meetings of the shareholders and of the Board of Directors. In the absence of a Chairman of the Board of Directors, the President may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. (16-10a-831)

Section 5.7. Chief Operating Officer. The Board of Directors may from time to time, designate and appoint a Chief Operating Officer. The Chief Operating Officer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or by the Chairman of the Board.

Section 5.8. Chief Credit Officer. The Board of Directors may from time to time, designate and appoint a Chief Credit Officer. The Chief Credit Officer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or by the Chairman of the Board.

Section 5.9. Chief Executive Officer. If there is no Chairman of the Board and no President of the Corporation, the Chief Executive Officer shall (i) be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation, (ii) preside at all meetings of the shareholders and the Board of Directors, and (iii) sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The Chief Executive Officer in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. (16-10a-831)

Section 5.10. Vice Presidents. In the absence of the President and the Chief Executive Officer, or in the event of his or her respective death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice President, then the Chief Financial Officer shall perform such duties of the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors, and deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. (16-10a-831)

Section 5.11. Secretary. The Secretary shall:

(a) Keep the minutes of the proceedings of the shareholders and of the Board of Directors and the other records and information of the Corporation required to be kept, in one or more books provided for that purpose;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c) be custodian of the corporate records and of any seal of the Corporation;

(d) when requested or required, authenticate any records of the Corporation;

(e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

(f) sign with the Chairman of the Board, President, a Vice President, or any other officer of the Corporation authorized by these bylaws or the Board of Directors certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(g) have general charge of the stock transfer books of the Corporation; and

(h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, if any, the President or by the Board of Directors. (16-10a-830 and 16-10a-831)

Section 5.12. Treasurer and/or Chief Financial Officer. The Treasurer and/or Chief Financial Officer shall:

(a) Have charge and custody of and be responsible for all funds and securities of the Corporation;

(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and

(c) in general perform all of the duties incident to the office of Treasurer and/or Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, if any, the President or by the Board of Directors. (16-10a-831)

If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 5.13. Assistant Secretaries and Assistant Treasurers and/or Chief Financial Officers. The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the Chairman of the Board, President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and/or Chief Financial Officers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers and/or Chief Financial Officers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer and/or Chief Financial Officer, respectively, or by the Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors. (16-10a-831)

Section 5.14. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors.

Section 5.15. General Standards of Conduct for Officers. The standards of conduct for the officers of the Corporation shall be as follows:

(a) Each officer with discretionary authority shall discharge his or her duties under that authority (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (iii) in a manner the officer reasonably believes to be in the best interests of the Corporation.

(b) In discharging his or her duties, an officer is entitled to rely on information, opinions, reports, or statements including financial statements and other financial data, if prepared or presented by:

(1) one or more officers or employees of the Corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or

(2) legal counsel, public accountants, or other persons as to matters the officer reasonably believes are within the person’s professional or expert competence.

(c) An officer is not acting in good faith if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by paragraph (b) of this Section 5.15 unwarranted.

(d) An officer is not liable for any action taken, or any failure to take any action as an officer if the duties of the office have been performed in compliance with this Section 5.15. (16-10a-840)

(e) The standards of conduct set forth in this Section 5.15, or any breach of such standards, shall not affect the right or power of the Corporation to indemnify any individual pursuant to Article 6 of these Bylaws. (16-10a-840)

ARTICLE 6. INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS

Section 6.1. Limitation of Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law. (16-10a-841(1))

Section 6.2. Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law. (16-10a-902)

Section 6.3. Effect of Repeal or Modification of Article VI. Any repeal or modification of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

Section 6.4. Insurance. The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify him or her against the same liability under Sections 16-10a-902, 16-10a-903, or 16-10a-907 of the Utah Revised Business Corporation Act. Insurance may be procured from any insurance company designated by the Board of Directors, whether the insurance company is formed under the laws of the State of Utah or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise. (16-10a-908)

ARTICLE 7. EXECUTION OF INSTRUMENTS, BORROWING

OF MONEYAND DEPOSIT OF CORPORATE FUNDS

Section 7.1. Execution of Instruments. Subject to any limitation contained in the Utah Revised Business Corporation Act, the Articles of Incorporation or these Bylaws, and subject to any limitations that may be imposed by the Board of Directors, the President, or the Chairman of the Board, or the Chief Financial Officer, if there be such officers, in the name and on behalf of the Corporation, may execute and deliver any contract or other instrument. Subject to any limitation contained in the Utah Revised Business Corporation Act, the Articles of Incorporation or these Bylaws, the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer may authorize any other officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the Corporation; any such authorization may be general or confined to specific instances.

Section 7.2. Loans. No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the Corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

Section 7.3. Deposits. All monies of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 7.4. Checks, Drafts, etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the Corporation shall be signed by the President, by the Treasurer and/or Chief Financial Officer, or by such officer or officers or such agent or agents of the Corporation and in such manner as the President, Treasurer and/or Chief Financial Officer, or Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be in such manner as the President, Treasurer and/or Chief Financial Officer, or Board of Directors from time to time may determine.

Section 7.5. Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President (if there is no Chairman of the Board or Chief Executive Officers) together with the Secretary. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation’s officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 7.6. Sale, Transfer, etc. of Securities. Sales, transfers, endorsements, and assignments of shares of stocks, bonds, and other securities owned by or standing in the name of the Corporation and the execution and delivery on behalf of the Corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, shall be effected by the Secretary together with the President, or by any other officers or agents authorized by the Board of Directors.

Section 7.7. Proxies. Proxies to vote with respect to shares of stock of other corporations used by or standing in the name of the Corporation shall be executed and delivered on behalf of the Corporation by the President or by any officer or agent thereunto authorized by the Board of Directors.

ARTICLE 8. CERTIFICATES FOR SHARES

AND THEIR TRANSFER

Section 8.1. Certificates for Shares.

(a) Content. Certificates representing shares of the Corporation shall, at a minimum, state on their face the name of the Corporation and that the Corporation is organized under the laws of the State of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as is determined by the Board of Directors. Such certificates shall be signed by the President (or Chairman of the Board, Chief Executive Officer, or Vice President) and by the Secretary or an Assistant Secretary and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if the person were an officer at the date of its issue. Each certificate for shares shall be consecutively numbered or otherwise identified. The certificates may contain any other information the Corporation considers necessary or appropriate. (16-10a-625)

(b) Legend as to Class or Series. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. (16-10a-625)

(c) Shareholder List. The name and address of the person to whom the shares represented are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

(d) Transferring Shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

Section 8.2. Shares Without Certificates.

(a) Issuing Shares Without Certificates. Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

(b) Information Statement Required. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing, at a minimum, the name of the Corporation and that it is organized under the laws of the State of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, of the issued shares. If the Corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series. (16-10a-626)

Section 8.3. Registration of Transfer of Shares. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 8.4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.

Section 8.5. Restrictions on Transfer of Shares Permitted. The Board of Directors or the shareholders may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

(a) A restriction on the transfer or registration of transfer of shares may be authorized:

(1) To maintain the Corporation’s status when it is dependent on the number or identity of its shareholders;

(2) to preserve entitlements, benefits, or exemptions under federal, state, or local laws; and

(3) for any other reasonable purpose.

(b) A restriction on the transfer or registration of transfer of shares may:

(1) Obligate the shareholder first to offer the Corporation or other persons, separately, consecutively, or simultaneously, an opportunity to acquire the restricted shares;

(2) obligate the Corporation or other persons, separately, consecutively, or simultaneously, to acquire the restricted shares;

(3) require, as a condition to a transfer or registration, that any one or more persons, including the Corporation or any of its shareholders, approve the transfer or registration, if the requirement is not manifestly unreasonable; or

(4) prohibit the transfer or the registration of a transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 8.5 and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement required by Section 8.2 of these Bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction. (16-10a-627)

Section 8.6. Acquisition of Shares. Unless otherwise restricted by law, the Corporation may acquire its own shares, and, unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares. (16-10a-631)

Section 8.7. Lost or Destroyed Certificates. If the holder of a certificate for shares of the Corporation claims that a certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate to such holder, if such holder:

(a) so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser;

(b) files with the Corporation a sufficient indemnity bond; and

(c) satisfies any other reasonable requirements imposed by the Corporation. (70A-8-404).

ARTICLE 9. DISTRIBUTIONS

Section 9.1. Distributions. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the Articles of Incorporation. (16-10a-640)

ARTICLE 10. CORPORATE SEAL

Section 10.1. Corporate Seal. The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Utah as the state of incorporation, and the words “Corporate Seal.” The form of such corporate seal may be altered by resolution of the Board of Directors.

ARTICLE 11. FISCAL YEAR

Section 11.1. Fiscal Year. The fiscal year of the Corporation shall commence on January 1 and end on the December 31 of each year.

ARTICLE 12. AMENDMENTS

Section 12.1. Amendments. The Corporation’s Board of Directors may amend these Bylaws, except to the extent that the Articles of Incorporation, these Bylaws, or the Utah Revised Business Corporation Act reserve this power exclusively to the shareholders in whole or in part. However, the Board of Directors may not adopt, amend, or repeal a Bylaw that fixes a shareholder quorum or voting requirement that is greater than required by the Utah Revised Business Corporation Act.

If authorized by the Articles of Incorporation, the shareholders may adopt, amend, or repeal a Bylaw that fixes a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the Utah Revised Business Corporation Act, provided that a simple majority of all of the outstanding shares of the Corporation consent to such an adoption, amendment or repeal. Any such action shall comply with the provisions of the Utah Revised Business Corporation Act.

The Corporation’s shareholders may amend or repeal the Corporation’s Bylaws even though the Bylaws may also be amended or repealed by the Corporation’s Board of Directors. (16-10a-1020 to 16-10a-1022)